SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 24, 2002



                              DIANON Systems, Inc.
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               (Exact Name of Registrant as Specified in Charter)


            Delaware                  000-19392             06-1128081
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  (State or Other Jurisdiction       (Commission         (I.R.S. Employer
        of Incorporation)            File Number)       Identification No.)


200 Watson Boulevard, Stratford, Connecticut                   06615
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(Address of Principal Executive Offices)                    (Zip Code)


  Registrant's telephone number, including area code:      (203) 381-4000
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS

        As a result of discussions with Fidelity Investments, the management of DIANON Systems, Inc. has determined to recommend to the Company's Board of Directors at its next regularly scheduled meeting, the following modifications to the Company's 2002 Stock Incentive Plan:

        1. Amend section 6.2(a) of the Plan to provide that options must have a minimum exercise price of 100% of grant-date fair market value, or 85% of fair market value but only if the discount from fair market value is expressly granted in lieu of salary or cash bonus.

        2. Amend section 8(e) of the Plan to provide for a minimum vesting period of three years for restricted stock, or one year if the award is also performance-related.

        3. Amend section 10 of the Plan to provide that Bonus Stock can only be awarded in lieu of salary or cash bonus.

        4. Amend section 15 of the Plan to require stockholder approval of any material amendments to the Plan.

        5. Add a new clause to the Plan which would, consistent with Fidelity's guidelines, authorize a limited number of awards (not to exceed 50,000 shares) to be made without regard to the limitations imposed by the amendments described in 1, 2 and 3 above.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c) Exhibits:     The following documents are filed as exhibits to this
                          report:

        99.1              Letter to Fidelity Investments, dated July 24, 2002.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         DIANON Systems, Inc.

Date:  July 24, 2002
                                         /s/ David R. Schreiber
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                                         Name:   David R. Schreiber
                                         Title:  Chief Financial Officer

                                  EXHIBIT INDEX

      99.1        Letter to Fidelity Investments, dated July 24, 2002.